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Exhibit 10.1

                          2003

NICHOLAS DISCOMBE

WITNESS SYSTEMS INC.

SERVICE AGREEMENT

THIS AGREEMENT is made on June 29, 2003 BETWEEN

(1)
WITNESS SYSTEMS INC., a Delaware corporation which has its registered office at 300 Colonial Center Parkway, Roswell, Georgia 30076 (the Company); and

(2)
NICHOLAS SANDERS DISCOMBE of Three Beeches, Greendene, East Horsley, Surrey KT23 5RG (the Executive)

IT IS AGREED as follows:—

1.     DEFINITIONS

        In this Agreement the following expressions have the following meanings:

        Acquisition means the Company acquiring more than 75% of the voting rights of Eyretel Plc and the offer by the Company becoming or being declared wholly unconditional in all respects;

        Board means the board of directors of the Company or a duly constituted committee of the board of directors;

        Chief Executive Officer means the Chief Executive Officer of the Company or his replacement from time to time;

        Compensation Committee means the committee of directors of the Board designated to set the remuneration of the executive officers of the Company;

        Effective Date means 1 April 2003;

        Employment means the Executive's employment in accordance with the terms and conditions of this Agreement;

        Good Reason means: (i) any reduction in the Executive's basic salary; or (ii) a material reduction in the Executive's job function, duties or responsibilities or a change in the Executive's reporting relationship such that he is required to report to someone other than the most senior executive officer of the Company; or (iii) any material breach by the Company of any of the terms of this Agreement;

        Group Company means the Company, any holding company and any subsidiary of the Company or any holding company (as defined in the Companies Act 1985); and

        Recognised Investment Exchange has the meaning given to it by section 285 of the Financial Services and Markets Act 2000.

2.     TERM AND JOB DESCRIPTION

  2.1
  The Executive shall be employed by the Company as Chief Operating Officer (COO) of the Company, with direct responsibility for sales, marketing, operations and engineering areas.

  2.2
  The Employment shall begin on the Effective Date. The Executive's period of continuous employment for statutory purposes began on 15 November 1998.

  2.3
  Subject to clause 17, the Employment will continue until terminated by either party giving to the other 12 months written notice.

3.     DUTIES

  3.1
  During the Employment, the Executive will:

  (a)
  well and faithfully serve the Company and use his utmost endeavours to promote the interest thereof and shall perform such duties and exercise such powers in relation to the conduct and management of the affairs of the Company or any Group Company that may from time to time be assigned to or vested in him by or at the discretion of the most senior Executive Officer;

    (b)
    provide the Board such information concerning the affairs of the Company and any Group Company as the most senior Executive Officer shall require and at all times shall conform to the reasonable directions of the most senior Executive Officer and comply with all the rules and regulations of the Company from time to time in force; and

    (c)
    unless prevented by sickness, injury or other incapacity, devote the whole of his time, attention and abilities during normal business hours and at such other times as the Company or his duties may reasonably require to the business and affairs of the Company or any other Group Company for which he is required to perform duties.

  3.2
  The Executive's working time is not measured or pre-determined and there are no fixed working hours for the Employment. The Executive is responsible for determining his own hours of work, provided that such hours are consistent with the efficient and conscientious performance of his duties.

  3.3
  The most senior Executive Officer may at any time require the Executive to cease temporarily or otherwise performing and exercising any of the duties or powers which are from time to time entrusted to or conferred upon him provided that any requirement to permanently cease duties or powers does not materially reduce the Executive's status in the Company.

  3.4
  The Executive's normal place of work is the Company's principal UK office from time to time or such other location within the United Kingdom at which the Company may from time to time reasonably require the Executive to base himself for the proper performance of his duties hereunder. The Executive shall not be required (except for travel on the business of the Company or any other Group Company) to reside in other parts of the world. If the Executive is required to move his place of work and the Company requires the Executive to change his residence as a consequence the Company will reimburse the Executive such removal and other expenses incidental to such changes of residences as the Company may consider fair and reasonable in the circumstances.

4.     SALARY

  4.1
  The Executive's initial salary is £210,000 (less any required deductions). The salary will be reviewed annually during the Employment with the first review to take place on or around 1 January 2004.

  4.2
  The Executive's salary will accrue on a daily basis, and will be payable in arrears in equal monthly instalments on or before the last day of each calendar month.

  4.3
  The Executive's salary will, unless otherwise agreed, be inclusive of all fees and other remuneration to which he may be or become entitled as an officer of the Company or of any other Group Company.

5.     BONUS

  5.1
  The Executive shall be eligible to receive an annual performance bonus (the Performance Bonus) in each financial year. The Executive's bonus objectives will be recommended by the Chief Executive Officer of the Company and agreed by the Compensation Committee and will be communicated in writing to the Executive at or around the beginning of each quarter of the Company's calendar year.

  5.2
  The Executive's annual on target Performance Bonus for the Company's calendar year 2003 is £110,000 and shall be pro-rated from the 1st April 2003. The components of the performance bonus for the Company's calendar year 2003 are attached at Appendix A.

  5.3
  Subject to clause 5.4 below, if the Employment terminates during the course of the Company's financial year, the amount of the Performance Bonus payable shall be pro rated up to the date of the Company's last completed fiscal quarter.

  5.4
  No bonus will be payable if the Employment is terminated for gross misconduct.

6.     RETENTION BONUS

  6.1
  The Executive shall be entitled to a retention bonus of £1,000,000 (less applicable statutory deductions) (the Retention Bonus).

  6.2
  Subject to clause 6.3 below, the Retention Bonus shall be paid to the Executive in two instalments as follows:

  (a)
  £400,000 shall be paid on the first anniversary of the Acquisition; and

  (b)
  £600,000 shall be paid on the second anniversary of the Acquisition.

  6.3
  The Retention Bonus (or any part thereof) shall be immediately payable in full on:

  (a)
  the date of a Change of Control (as defined in clause 21);

  (b)
  the date on which the Executive is dismissed from his position as COO of the Company other than for gross misconduct;

  (c)
  the date on which the Executive resigns for Good Reason; or

  (d)
  the date on which the Employment terminates as a result of death or incapacity.

  6.4
  The Retention Bonus or any part thereof will not be payable if the Executive resigns from the Company other than for Good Reason or if the Company terminates the Employment for gross misconduct. For the avoidance of doubt, the Executive will not be required to repay the Retention Bonus or any part thereof if he resigns from the Company or if the Company terminates the Employment after he has received payment.

7.     SHARE OPTIONS

  7.1
  Within three months of the Acquisition, the Executive will be granted options over up to 2% of the outstanding shares of the Company. The exercise price of the options shall be the share price of the Company's shares at the date of grant. Subject to the terms of the Witness Systems Inc. 2003 Broad Based Stock Option Plan (but subject as amended in clause 7.2 below) the options shall vest over a period of four years, with 25% of the options vesting on the first anniversary of the Acquisition and the remainder vesting in equal monthly instalments over the following three years.

  7.2
  Notwithstanding the termination provisions set out at Clause 4 of the Witness Systems Inc. 2003 Broad Based Stock Option Plan's terms and conditions, any options granted to the Executive pursuant to clause 7.1 of this Agreement shall continue to vest for the duration of the Executive's employment with the Company. If the Executive's employment terminates for any reason, (other than in a change of control situation as set out in Clause 21 of this Agreement) the options shall cease to vest.

8.     EXPENSES

        The Executive shall be reimbursed the amount of reasonable travelling, hotel, entertainment and other expenses properly and necessarily incurred by the Executive in the course of his Employment subject to production of receipts or other appropriate evidence of payment. The Executive shall be entitled to business class air travel for intercontinental flights or any other flight of over six hours taken for business purposes.

9.     COMPANY CAR

        The Executive will receive a car allowance of £1,500 per month (less any required deductions), which will be paid monthly in arrears with the Executive's salary.

10.   INSURANCE

        The Company will, on terms not materially less favourable than when the Executive was the Chief Executive Officer of Eyretel plc:

    (a)
    pay for the benefit of the Executive his wife and any dependent children subscriptions to the Eyretel plc private medical expenses insurance arrangements for the time being in force;

    (b)
    pay for the benefit of the Executive subscriptions to the Eyretel plc permanent health insurance arrangements for the time being in force; and

    (c)
    pay for the benefit of the Executive subscriptions to the Eyretel plc life assurance arrangements, which currently provides for life insurance cover equal to four times the Executive's basic salary.

11.   HOLIDAY

  11.1
  The Executive's entitlement to holiday shall be in accordance with the Company's UK holiday scheme (as amended from time to time). The Executive is currently entitled to 24 working days' paid holiday per calendar year during his Employment (plus bank and public holidays in England), to be taken at a time or times convenient to the Company. The right to paid holiday will accrue pro-rata during each calendar month of the Employment.

12.   SICKNESS AND OTHER INCAPACITY

  12.1
  If the Executive shall be prevented by sickness, injury or other incapacity from properly performing his duties hereunder he shall report this fact forthwith to the Chief Executive Officer or in his absence the Chief Financial Officer and if the Executive is unable to work for seven or more consecutive calendar days he shall provide a medical practitioner's statement on the eighth calendar day following the commencement of absence and weekly thereafter. Immediately following his return to work after a period of absence the Executive shall complete a self-certification form available from the Company detailing the reason for his absence.

  12.2
  Subject to the Executive's compliance with the Company's policy on notification and certification of periods of absence from work, the Executive will continue to be paid his full salary during any period of absence from work for the first six months of any period of absence from work due to sickness or injury in any twelve-month period. Such payment will be inclusive of any statutory sick pay payable in accordance with applicable legislation in force at the time of absence. Such payment will also be subject to the right of the Company to deduct from the remuneration of the Executive the amount of income benefit which he is entitled to claim in consequence of sickness or accident under any scheme for the time being in force which by virtue of the Employment by the Company he is a non-contributory member. The Executive will not be paid for any further period of absence.

  12.3
  In the event that the Executive is incapable of performing his duties by reason of injury sustained wholly or partially as a result of actionable negligence nuisance or breach of statutory duty on the part of any third party all payments made to the Executive by the Company by way of remuneration shall to the extent that compensation is recoverable from that third party constitute loans by the Company to the Executive (notwithstanding that as an interim measure income tax has been deducted from payments as if they were emoluments of employment) and shall be repaid when and to the extent that the Executive recovers compensation for loss of earnings from that third party by action or otherwise.

  12.4
  The Executive may be required to undergo a medical examination at the direction of the Company at any time during the Employment. The Company will pay all reasonable expenses incurred in having the examination. The medical examination will be carried out by a registered practitioner, nominated by the Company. Subject to the provisions of the Access to Medical Reports 1988, the Executive shall authorise such medical practitioner to disclose to and discuss with the Company the results of the medical examination and any matters which arise from it. The Company will be entitled to receive a copy of any report produced in connection with all such examinations and to discuss the contents of the report with the medical practitioner who produced it.

13.   OTHER INTERESTS

  13.1
  Subject to clause 13.2, during the Employment the Executive will not (without the Board's prior written consent) be directly or indirectly engaged, concerned or interested in any other business activity, trade or occupation which competes with the business of the Company or any Group Company from time to time.

  13.2
  Notwithstanding clause 13.1, the Executive may hold for investment purposes an interest (as defined by Schedule 13 Companies Act 1985) of up to 3 per cent in nominal value or (in the case of securities not having a nominal value) in number or class of securities in any class of securities listed or dealt in a Recognised Investment Exchange, provided that the company which issued the securities does not carry on a business which is similar to or competitive with any business for the time being carried on by any company in the Group.

14.   SHARE DEALING AND OTHER CODES OF CONDUCT

        The Executive will comply with all codes of conduct adopted from time to time by the Board and with all applicable rules and regulations of the UK Listing Authority, NASDAQ and any other relevant regulatory bodies, including the Model Code on dealings in securities.

15.   INTELLECTUAL PROPERTY

  15.1
  It shall be part of the Executive's normal duties or other duties specifically assigned to him (whether or not during normal working hours and whether or not performed at the Executive's normal place of work) at all times to consider in what manner and by what new methods or devices the products, services, processes, equipment or systems of the Company with which he is concerned or for which he is responsible might be improved and may as part of such duties originate designs (whether registrable or not) or patentable work or other work in which copyright, database rights or trade mark rights (together Employee Works) may subsist. Accordingly:

    (a)
    the Executive shall as soon as practicable disclose full details of Employee Works in confidence to the Company and shall regard himself in relation to Employee Works as a trustee for the Company;

    (b)
    all intellectual property rights in Employee Works shall vest absolutely in the Company which shall be entitled, so far as the law permits, to the exclusive use thereof;

    (c)
    notwithstanding (b) above, the Executive assigns to the Company all right, title and interest, present and future, anywhere in the world in copyright and in any other intellectual property rights in respect of all Employee Works written, originated, conceived or made by the Executive (except only those Employee Works written, originated, conceived or made by the Executive wholly outside his normal working hours hereunder and wholly unconnected with his service hereunder) during the continuance of his employment hereunder;

    (d)
    the Executive hereby waives all moral rights as author under the Copyright Designs and Patents Act 1988 or any equivalent laws in respect of any Employee Works; and

    (e)
    the Executive agrees and undertakes that at any time during or after the termination of his employment he will at the Company's expense execute such deeds or documents and do all such acts and things as the Company may deem necessary or desirable to substantiate its rights in respect of the matters referred to above including for the purpose of obtaining letters patent or other privileges in all such countries as the Company may require.

  15.2
  Where any intellectual property belongs to the Executive the Company shall have the option exercisable by notice in writing to the Executive given within three months of the Executive's notification to the Company to purchase or to be granted a licence in respect of such intellectual property. The consideration and the other terms for such purchase or licence shall be on a fair and reasonable basis to be agreed or settled by a single arbitrator appointed for that purpose by the Company and Executive. Notwithstanding the foregoing, where the Company elects not to purchase or take a licence in respect of the intellectual property the Executive shall not sell or licence the intellectual property to a third party for a consideration which is less than the highest consideration proposed by the Company for a sale or similar licence during any aforesaid negotiations between the Company and the Executive.

16.   DISCIPLINARY AND GRIEVANCE PROCEDURES

  16.1
  There is no formal disciplinary procedure in relation to the Employment. If the Executive is dissatisfied with any disciplinary decision taken in relation to him he may appeal in writing to the Board within 7 days of that decision. The Board's decision shall be final.

  16.2
  If the Executive has any grievance in relation to the Employment he may raise it in writing with the Chairman of the Board, and if necessary appeal to the Board, whose decision shall be final.

17.   TERMINATION

  17.1
  Either party may terminate the Employment in accordance with clause 2.3.

  17.2
  If the Executive's Employment is terminated by the Company other than for gross misconduct or if the Executive terminates the Employment, for good reason the Company will pay to the

    Executive an amount equal to twelve months of the Executive's then current monthly basic salary (or if notice has already been served under clause 2.3 an amount equal to the salary due for the remainder of the notice period) (the Payment in Lieu).

  17.3
  The Payment in Lieu will be paid to the Executive in equal monthly instalments. In the event that the Executive finds reasonably comparable employment with a salary and bonus compensation program similar to that provided by the Company following the date of termination, the monthly payments shall cease immediately.

  17.4
  The Company may also terminate the Employment immediately and with no liability to make any further payment to the Executive (other than in respect of amounts accrued due at the date of termination) if the Executive;

  (a)
  commits any serious breach or repeats or continues (after written warning) to commit any breach of any of his obligations under this Agreement other than a breach which is capable of remedy and is remedied forthwith by the Executive at the Company's request to the complete satisfaction of the Company;

  (b)
  is guilty of gross misconduct (including but not limited to knowingly making or giving false statements of documents) which, in the Board's reasonable opinion, has damaged or may damage the business or affairs of the Company or any other Group Company;

  (c)
  is convicted of a criminal offence (other than a road traffic offence not subject to a custodial sentence);

  (d)
  is declared bankrupt or makes any arrangement with or for the benefit of his creditors or has an interim order made against him under Part VIII of the Insolvency Act 1986 or has a county court administration order made against him under the County Court Act 1984.

  17.5
  The Company may also terminate the Employment by giving 3 months' notice to the Executive if the Executive is unable (whether due to illness or otherwise) properly and effectively to perform his duties under this Agreement for a period or periods totalling at least 180 working days in any consecutive period of 12 months.

  17.6
  On termination of the Employment for whatever reason (and whether in breach of contract or otherwise) the Executive will:

  (a)
  immediately deliver to the Company all books, documents, papers, computer records, computer data, credit cards, and any other property relating to the business of or belonging to the Company or any other Group Company, which is in his possession or under his control. The Executive is not entitled to retain copies or reproductions of any documents, papers or computer records relating to the business of or belonging to the Company or any other Group Company;

  (b)
  immediately resign from any office he holds with the Company or any other Group Company (and from any related trusteeships) without any compensation for loss of office. Should the Executive fail to do so he hereby irrevocably authorises the Company to appoint some person in his name and on his behalf to sign any documents and do any thing to give effect to his resignation from office; and

  (c)
  immediately pay to the Company or, as the case may be, any other Group Company all outstanding loans or other amounts due or owed to the Company or any Group Company. The Executive confirms that, should he fail to do so, the Company is to be treated as authorised to deduct from any amounts due or owed to the Executive by the Company (or any other Group Company) a sum equal to such amounts.

  17.7
  It is acknowledged that the Executive may, during the Employment, be granted rights upon the terms and subject to the conditions of the rules from time to time of the Witness Systems Inc. 2003 Broad Based Stock Option Plan or any other profit sharing, share incentive, share option, bonus or phantom option scheme operated by the Company or any Group Company with respect to shares in the Company or any Group Company. If, on termination of the Employment, whether lawfully or in breach of contract the Executive loses any of the rights or benefits under such scheme (including rights or benefits which the Executive would not have lost had the Employment not been terminated) the Executive shall not be entitled, by way of compensation for loss of office or otherwise howsoever, to any compensation for the loss of any rights under any such scheme.

  17.8
  The Executive will not at any time after termination of the Employment represent himself as being in any way concerned with or interested in the business of or employed by, the Company or any other Group Company.

18.   SUSPENSION

  18.1
  At any time after the service of the notice required to be given under clause 2.3 the Executive may be required by the Company not to attend at his place of work at any time for such period of the Employment and on such terms as the Company deems necessary.

  18.2
  The Company may suspend the Executive from the Employment during any period in which the Company is carrying out a disciplinary investigation into any alleged acts or defaults of the Executive. Such suspension shall be on full pay and other benefits. Such period of suspension shall be for no longer than necessary and in any event no longer than three months.

19.   RESTRAINT ON ACTIVITIES OF EXECUTIVE AND CONFIDENTIALITY

        Save insofar as such information is already in the public domain the Executive will keep secret and will not at any time (whether during the Employment or thereafter) use for his own or another's advantage, or reveal to any person, firm, company or organisation and shall use his best endeavours to prevent the publication or disclosure of any information which the Executive knows or ought reasonably to have known to be confidential, (including, without limitation, any confidential know-how, trade secrets, customer lists, details of client of consultant contracts, current and anticipated customer requirements, pricing policies, price lists, market studies, business plans, operational methods, marking plans or strategies, product development techniques or plans, computer software programs (including object code and source code) data, and documentation, data base technologies, systems, structures and architectures, inventions and ideas, past, current and planned research and development, compilations, devices, methods, techniques, processes, financial information and data, business acquisition plans and new personnel acquisition plans; concerning the business, technical products or affairs of the Company or any other Group Company or any of its or their customers.

        The restrictions in this clause shall not apply:

    (a)
    to any disclosure or use authorised by the Board or required by law or regulatory authority or by the Employment; or

    (b)
    so as to prevent the Executive from using his own personal skill in any business in which he may be lawfully engaged after the Employment is ended or

    (c)
    to prevent the Executive making a protected disclosure within the meaning of s43A of the Employment Rights Act 1996.

20.   POST-TERMINATION COVENANTS

  20.1
  For the purposes of clause 20 the following definitions shall apply:

  (a)
  "Termination Date" means the date of the termination of the Employment howsoever caused;

  (b)
  "Prohibited Business" means any business or activity carried on by the Company or any Group Company at the Termination Date or at any time in the Relevant Period in which the Executive shall have been directly concerned in the course of his employment at any time in the Relevant Period;

  (c)
  "Prospective Customer" shall mean any person, firm or company who was at the Termination Date negotiating with the Company or any Group Company with a view to dealing with the Company or any Group Company as a customer;

  (d)
  "Protected Distributor" means any distributor of the Company or any Group Company with whom the Executive shall have had material dealings in the course of his employment during the Relevant Period;

  (e)
  "Protected Supplier" means any supplier of the Company or any Group Company with whom the Executive shall have had material dealings in the course of his employment during the Relevant Period;

  (f)
  "Relevant Period" means the 12 month period ending with the Termination Date; and

  (g)
  "Restricted Customer" means any person, firm, company or other entity who was at any time in the Relevant Period a customer of the Company or any Group Company.

  20.2
  The Executive shall not during the period of twelve months after the Termination Date within any country in which the Company operates ("Territory") carry on or be directly or indirectly engaged or concerned or interested whether as principal, agent, shareholder, partner, consultant, proprietor, investor, director, employee or otherwise howsoever in any business or the setting up of any business engaged in or which is intended to be engaged in any Prohibited Business in competition with the Company. (For the purpose of this sub-clause acts done by the Executive outside the Territory shall nonetheless be deemed to be done within the Territory where their primary purpose is the obtaining of any Prohibited Business which is in competition with the Company from any person, firm, company or other entity with business premises within the Territory).

  20.3
  The Executive shall not during the period of twelve months after the Termination Date directly or indirectly on his own account or on behalf of or in conjunction with any person, firm or company or other organisation canvass or solicit or by any other means seek to conduct Prohibited Business in competition with the Company with or conduct Prohibited Business in competition with the Company with any Restricted Customer with whom the Executive shall have had material dealings in the course of his duties hereunder at any time in the Relevant Period or with whom and to the knowledge of the Executive any employee of the Company or any Group Company under the Executive's control have had material dealings in the course of their duties with the Company or any Group Company in the Relevant Period.

  20.4
  The Executive shall not during the period of twelve months after the Termination Date directly or indirectly on his own account or on behalf of or in conjunction with any person, firm or company or other organisation canvass or solicit or by any other means seek to conduct Prohibited Business in competition with the Company with or conduct Prohibited Business in competition with the Company with any Prospective Customer with whom the Executive shall have had material dealings in the course of his duties hereunder at any time in the Relevant Period or with whom and to the knowledge of the Executive any employee of the Company or any Group Company under the Executive's control have had material dealings in the course of their duties with the Company or any Group Company in the Relevant Period.

  20.5
  The Executive shall not during the period of twelve months after the Termination Date directly or indirectly induce or seem to induce any employee of the Company or any Group Company engaged in the Prohibited Business who was such an employee at the Termination Date and with whom the Executive shall during the Relevant Period have had material dealings in the course of his duties hereunder to leave the employment of the Company or any Group Company whether or not this would be a breach of contract on the part of the employee.

  20.6
  The Executive shall not during the period of twelve months after the Termination Date directly or indirectly seek to entice away from the Company or any Group Company or otherwise solicit or interfere with the relationship between the Company or any Group Company and any Protected Supplier and/or Protected Distributor.

  20.7
  The Executive will not encourage, assist or procure any other person, firm or company to do anything which, if done by the Executive would be in breach of clauses 20.2 to 20.6.

  20.8
  Each of the restrictions contained in this clause 20 is intended to be separate and severable. In the event that any of the restrictions shall be held void but would be valid if part of the wording thereof were deleted such restrictions shall apply with such deletion as may be necessary to make it valid and effective.

  20.9
  The period during which the restrictions referred to in clauses 20.2 - 20.6 inclusive shall apply following the Termination Date shall be reduced by the amount of time during which, if at all, the Company suspends the Executive under the provisions of clause 18.1.

21.   CHANGE OF CONTROL

  21.1
  For the purpose of this clause 21, the following definitions shall apply:

  (a)
  "Change of Control" means:

  (i)
  the approval of the shareholders of the Company of a merger, consolidation or other reorganisation in each case, with respect to which persons who were the shareholders of the Company immediately prior to such merger, consolidation or other reorganisation immediately thereafter do not own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the Company's merged or consolidated or reorganised then outstanding voting securities; or

  (ii)
  the sale of all or substantially all of the assets of the Company; or

  (iii)
  the sale of the common stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission (other than a registration statement solely covering an employee benefit plan or corporate reorganisation).

  21.2
  Without the prejudice to the provisions of clauses 5.3 and 6.3 if within 6 months of a Change of Control either:

  (a)
  the Company terminates the Employment other than in circumstances where the Executive has committed a fundamental breach of this Agreement; or

    (b)
    the Executive terminates his Employment for Good Reason the Company will pay the Executive within ten (10) business days of the date of termination, a lump sum payment equal to 12 months of the Executive's then basic salary.

22.   DATA PROTECTION

  22.1
  The Executive consents to the Company and any Group Company processing data relating to him at any time (whether before, during or after the Employment) for the following purposes:

  (a)
  performing its obligations under the Agreement (including remuneration, payroll, pension, insurance and other benefits, tax and national insurance obligations);

  (b)
  the legitimate interests of the Company and any Group Company including any sickness policy, working time policy, investigating acts or defaults (or alleged or suspected acts or defaults) of the Executive, security, management forecasting or planning and negotiations with the Executive;

  (c)
  processing in connection with any merger, sale or acquisition of a company or business in which the Company or any Group Company is involved or any transfer of any business in which the Executive performs his duties; and

  (d)
  transferring data to countries outside the European Economic Area for any of the purposes set out in (a) to (c) above.

  22.2
  The Executive explicitly consents to the Company and any Group Company processing sensitive personal data (within the meaning of the Data Protection Act 1998) at any time (whether before, during or after the Employment) for the following purposes:

  (a)
  where the sensitive personal data relates to the Executive's health, any processing in connection with the operation of the Company's (or any Group Company's) sickness policy or any relevant pension scheme or monitoring absence;

  (b)
  where the sensitive personal data relates to an offence committed, or allegedly committed, by the Executive or any related proceedings, processing for the purpose of the Company's or any Group Company's disciplinary purposes;

  (c)
  for all sensitive personal data, any processing in connection with any merger, sale or acquisition of a company or business in which the Company or any Group Company is involved or any transfer of any business in which the Executive performs his duties; and

  (d)
  for all sensitive personal data, any processing in the legitimate interests of the Company or any Group Company.

23.   EMAIL AND INTERNET USE

  23.1
  The Executive agrees to be bound by and to comply with the terms of the Company's email and internet policy as amended from time to time.

24.   CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

  24.1
  A person who is not a party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms, save that the Executive's wife and any dependent children may enforce the relevant provisions of this Agreement.

25.   MISCELLANEOUS

  25.1
  This Agreement, together with any other documents referred to in this Agreement, constitutes the entire agreement and understanding between the parties, and supersedes all other agreements both oral and in writing between the Company and the Executive (other than those expressly referred to herein). The Executive acknowledges that he has not entered into this Agreement in reliance upon any representation, warranty or undertaking which is not set out in this Agreement or expressly referred to in it as forming part of the Executive's contract of employment.

  25.2
  The Executive represents and warrants to the Company that he will not by reason of entering into the Employment, or by performing any duties under this Agreement, be in breach of any terms of employment with a third party whether express or implied or of any other obligation binding on him.

  25.3
  Any notice to be given under this Agreement to the Executive may be served by being handed to him personally or by being sent by recorded delivery first class post to him at his usual or last known address; and any notice to be given to the Company may be served by being left at or by being sent by recorded delivery first class post to its registered office for the time being. Any notice served by post shall be deemed to have been served on the day (excluding Sundays and public and bank holidays) next following the date of posting and in proving such service it shall be sufficient proof that the envelope containing the notice was properly addressed and posted as a prepaid letter by recorded delivery first class post.

  25.4
  Any reference in this Agreement to an Act of Parliament shall be deemed to include any statutory modification or re-enactment thereof.

  25.5
  This Agreement is governed by, and shall be construed in accordance with, the laws of England.

SIGNED as a DEED and	)
DELIVERED by the	)
EXECUTIVE in the presence of:	)
Name:	)	/s/ NICK DISCOMBE
	)	Nick Discombe
Occupation:	)	President and Chief Operating Officer
	)	Witness Systems, Inc.
Address:	)
SIGNED for and on behalf of	)	/s/ DAVID B. GOULD
WITNESS SYSTEMS INC.	)	David B. Gould
Chairman of the Board and Chief Executive Officer Witness Systems, Inc.

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